                                                                    EXHIBIT 4(d)

                           GENERAL SECURITY AGREEMENT
                           --------------------------


         TRANSMATION, INC. ("BORROWER"), an Ohio corporation authorized to do business in New York State, with an office and principal place of business at 10 Vantage Point Drive, Rochester, New York 14624, hereby grants to MANUFACTURERS AND TRADERS TRUST COMPANY, as Agent for MANUFACTURERS & TRADERS TRUST COMPANY (a "Bank"), STATE STREET BANK AND TRUST COMPANY (a "BANK") and each Bank that may hereafter become a bank under a Revolving Credit and Term Loan Agreement dated as of April 4, 1997 (the "AGREEMENT") (in such capacity, together with its successors in such capacity, the "AGENT"), as security for the prompt payment of all amounts at any time owed to any Bank or the Agent pursuant to the terms of the Agreement (the "INDEBTEDNESS"), by acceleration or otherwise, a security interest in all of the following:

         A. All of Debtor's Accounts (as defined in Section 9-106 of the UCC) whether secured or unsecured, now owned or hereafter acquired, and the proceeds thereof (the "Accounts") ;

         B. All of Debtor's Instruments (as defined in Section 9-105(1)(i) of the UCC), now owned or hereafter acquired, and the proceeds thereof (the "Instruments");

         C. All of Debtor's Chattel Paper (as defined in Section 9-105(1)(b) of the UCC), now owned or hereafter acquired, and the proceeds thereof (the "Chattel Paper");

         D. All of Debtor's General Intangibles (as defined in Section 9-106 of the UCC), now owned or hereafter acquired, and the proceeds thereof (the "General Intangibles");

         E. All of Debtor's Inventory (as defined in Section 9-109(4) of the
         UCC), now owned or hereafter acquired, and the proceeds thereof (the "Inventory");

         F. All of Debtor's Equipment (as defined in Section 9-109(2) of the
         UCC) and all attachments, accessories, parts or tooling relating thereto and all replacements for the foregoing, in each case now owned or hereafter acquired, and the proceeds thereof (the "Equipment");

         G. All of Debtor's Insurance with respect to the Inventory, General Intangibles, Fixtures, Equipment and Goods against risks of fire, theft or any other physical damage or loss, now owned or hereafter acquired, and the proceeds thereof, and all insurance insuring the payment of Accounts, now owned or hereafter acquired, and the proceeds thereof;

         H. All goodwill, trade names, trademarks, trade secrets, know-how, inventions, patents, patent applications, copyrights and other intellectual property, now owned or hereafter acquired by Debtor, or any rights of Debtor with respect to any of the foregoing, now owned or hereafter acquired, whether or not any of the same are covered in other categories of this Schedule, and the proceeds thereof;

         I. All of Debtor's Documents of Title (as defined in Section 1-201-(15) of the UCC), now owned or hereafter acquired, and the proceeds thereof;

         J. All of Debtor's Goods (as defined in Section 2-105(1) of the UCC), now owned or hereafter acquired, whether or not any of the same are covered in other categories of this Schedule, and the proceeds thereof (the "Goods");

         K. All of Debtor's Fixtures (as described in Section 9-313 of the UCC), now owned or hereafter acquired, and the proceeds thereof (the "Fixtures");

         L. All of Debtor's right, title and interest in all of its books, records, ledger sheets, files and other data and documents, now owned or hereafter existing, relating to any of the items listed in Sections
         (a) through (k) above;

         M. All of Debtor's rights as a seller of goods under Article 2 of the UCC with respect to the Inventory, and as to goods represented by or securing any of the Accounts, all of Debtor's rights therein including, without limitation, rights of stoppage in transit, replevin and reclamation; and

         N. All guarantees, mortgages and real or personal property leases or other written or oral agreements or property securing or relating to any of the items referred to above, or acquired for the purpose of securing and enforcing any of such items; and

         O. All sums at any time standing to Debtor's credit on Secured Party's books, and all moneys, securities and other property of Debtor at any time in Secured Party's possession or in which Secured Party has a lien or security interest, and all proceeds thereof; and

         P. All stock and certificated securities (defined in UCC
         Section 8-102(1)(a), now owned by Borrower or in which Borrower now has any interest and all stock and certificated securities hereafter acquired by Borrower or in which Borrower hereafter acquires any interes ("SECURITIES"); and

         Q. All cash and non-cash proceeds of the items listed in "A" through "P" above, including but not limited to insurance proceeds ("PROCEEDS"). The items set forth in "A" through "Q" are collectively referred to in this Security Agreement as the "COLLATERAL."

         1. This Security Agreement is given pursuant to a Revolving Credit and Term Loan Agreement entered into between Borrower, Banks and Agent on the same date this Security Agreement was executed ("AGREEMENT"). All terms and conditions of the Agreement, including but not limited to definitions set forth in Article I of the Agreement and defaults set forth in

Article VIII of the Agreement, are hereby incorporated by reference into this Security Agreement.

         2. Borrower shall have the right to use the Equipment, Fixtures, Inventory, Goods, Documents of Title and General Intangibles pursuant to the provisions of this Security Agreement and consistent with the terms of the insurance thereon, so long as Borrower is not in default under this Security Agreement. Borrower may sell Inventory in the ordinary course of its business. Borrower shall not sell, convey or encumber any of the other Collateral without the prior written consent of the Agent. So long as Borrower is not in default under this Security Agreement, Borrower shall have the right, at its own expense and cost, to collect the Accounts, Chattel Paper and Instruments and use the Proceeds thereof and any other Proceeds for general corporate purposes.

         3. All records, ledger sheets, correspondence, invoices, documents and instruments relating to or evidencing the Collateral shall, until delivered to or removed by the Agent be kept at Borrower's real property or at other permitted locations set forth in SCHEDULE A attached to this Security Agreement, without cost to Agent or Banks, in appropriate containers in safe places, bearing suitable legends identifying them and all related files, containers, receptacles and cabinets. For each leased Permitted Location specified in SCHEDULE A, Borrower shall provide the Agent with a Landlord's Waiver executed by the owner of such Permitted Location, which Landlord's Waiver shall be in the form of SCHEDULE B, with blanks appropriately completed. The Agent or the Banks shall at all reasonable times and on reasonable notice have reasonable access to and the right to audit Borrower's books and records, inspect, confirm and verify the Collateral at Borrower's real property and at other permitted locations and elsewhere, and to do whatever else the Agent or Banks deems reasonably necessary to protect their interests.

         4. Borrower represents and warrants to the Agent and each Bank as follows:

                  a. Borrower's principal place of business is located at 10 Vantage Point Drive, Rochester, New York ("PREMISES"), and it presently neither owns nor leases any other real property, except as set forth in SCHEDULE A.

                  b. The various types of Collateral and records relating thereto, are located at Borrower's real property as listed in Schedule A. Borrower will promptly notify Agent in writing when any Collateral is to be located at a place other than at those locations listed in SCHEDULE A.

                  c. The Equipment and Fixtures were bought or leased primarily for use by Borrower in its business and will not be held for sale or lease or otherwise disposed of by Borrower without Agent's written consent except as otherwise allowed by this Security Agreement.

                  d. That each Account presently existing is due and payable and:

                           i. Arose from a bona fide sale of goods or services by Borrower or E.I.L. Instruments, Inc. Borrower is not in default in providing such goods or services.

                           ii. Is based on an enforceable order or contract written or oral, for the goods shipped or the services performed and that the same were shipped or performed in accordance with such order or contract.

                           iii. Is not subject to any assignment, claim, lien or security interest of any character except for security interests in favor of the Agent and the Banks and except for permitted liens set forth in SCHEDULE C to this Security Agreement. Borrower will not make any other assignment thereof or create any other security interest therein.

                  e. Borrower will provide the Agent and each Bank with all information requested by the Agent or any Bank with regard to the Accounts and any other Collateral.

                  f. It is the owner of the Collateral free and clear of any other security interests, liens or encumbrances, except for security interests in favor of the Agent and any Bank and other permitted liens set forth in SCHEDULE C to this Security Agreement.

                  g. It will defend the Collateral against all claims and demands of any person or entity claiming an interest therein.

                  h. It will immediately notify the Agent in writing of any change in its name or address, and any occurrence of damage to a material portion of the Collateral.

                  i. It will cause its insurers to note the Agent's and each Banks' interest in the Collateral on all insurance policies relating to the Collateral.

                  j. Attached as SCHEDULE D is a list of all Instruments, Documents and Chattel Paper currently owned by Borrower, or in which Borrower now has any interest.

                  k. Attached as SCHEDULE E is a list of all Securities currently owned by Borrower, or in which Borrower now has any interest. Borrower does not currently own or have any interest in any uncertificated securities (defined in UCC Section 8- 102(1)(b)).

                  l. Attached as SCHEDULE F is a list of all vehicles now owned by Borrower, together with the state of its registration ("Vehicles").

                  m. Attached as SCHEDULE G is a list of all Borrower's currently owned Patents, Licenses, Trademarks, Tradenames, Copyrights and other Intellectual Property (collectively, "Intellectual Intangibles"), or Intellectual Intangibles in which Borrower now has any interest.

                  n. Borrower is not a party to any contract or agreement with the United States Government or any subdivision or agency thereof ("Government Contracts").

         5. The Agent may file financing statements to perfect the security interests of the Agent and Banks in the Collateral without Borrower's signature. Simultaneously with the execution of this Agreement, and at any time thereafter, Borrower shall execute and deliver to the Agent all documents and instruments requested by the Agent or Banks necessary to maintain a valid first perfected security interest in the Collateral. Borrower shall deliver physical possession of all Instruments to the Agent, endorsed by Borrower in blank, as well as all Securities, owned by Borrower, together with stock powers signed in blank. At any time that Borrower acquires or obtains any Instruments, Documents, Chattel Paper, Securities, uncertificated securities, Vehicles, Intellectual Intangibles, or Government Contracts, or any interest therein, Borrower will immediately notify the Agent of such acquisition in writing and will execute all such documents and other writings and taking such actions (including but not limited to delivery to Agent of physical possession of Instruments, Documents, Chattel Papers and Securities), as the Agent or Banks shall deem necessary in order to perfect the Agent's and Banks' security in such Collateral.

         6. Borrower will pay promptly when due all taxes and assessments upon the Collateral.

         7. Borrower authorizes the Agent, and the Agent may, at its option, but shall not be obligated to discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral, and may pay for maintenance and preservation of the Collateral. If Borrower fails to do anything which it undertakes to do under this Security Agreement and/or under the Agreement, the Agent may do the same, but shall not be obligated to take any action. Borrower agrees to reimburse the Agent, for the account of the Banks, on demand for any payment made or any expenses incurred by the Agent or Banks including reasonable attorneys' fees pursuant to the foregoing authorization, together with interest thereon payable at the Base Rate per annum and all sums so paid shall be secured by the security interest created in this Security Agreement.

         8. Borrower will comply with all of the terms and conditions of the leases covering the permitted locations as listed on SCHEDULE A which are leased, and will comply with any rule, order, decree or regulation of any municipal or state or federal body concerning its business at the Premises, and at other permitted locations.

         9. Borrower will at all times have and maintain the insurance required by the Agreement at its own expense with respect to the Collateral and as otherwise required by the Agreement. Upon the occurrence of a default under this Security Agreement, the Agent may act as attorney for Borrower in obtaining, adjusting, or settling for the proceeds of any insurance, whether or not the Indebtedness is then due, and endorsing in Borrower's name any drafts drawn by insurers of the Collateral. The Agent may apply any proceeds of insurance received by it and/or by Borrower to the Indebtedness, whether due or not and whether or not payment of the Indebtedness has been accelerated or demanded. Borrower will immediately notify the Agent in writing of any damage to or loss of a material portion of the Collateral.

         10. Borrower shall be in default under this Security Agreement upon the occurrence of any Event of Default listed in Article VIII of the Agreement, or upon the abandonment, theft, or damage or destruction of a material portion of the Collateral. Upon the occurrence of any default under this Security Agreement, the Agent, on behalf of the Banks, shall have all the rights and remedies provided for in the Agreement, in this Security Agreement and under the other Loan Documents, as well as all rights and remedies of a secured party under the Uniform Commercial Code, and any other laws, including but not limited to the following:


                  a. The Agent may peaceably by its own means, or with judicial assistance enter the Premises, any other permitted location, and any other place where Collateral is located, and take possession of the Collateral or render it unusable or dispose of the Collateral on such premises. Borrower will not resist or interfere with such action.

                  b. The Agent may require Borrower to assemble all or any part of the Collateral and make it available to the Agent at any place designated in a notice sent to Borrower.

                  c. Borrower hereby agrees that any requirement of the Uniform Commercial Code for reasonable notice shall be met if notice is given at least ten (10) days (a) prior to public sale or disposition or (b) prior to the date after which private sale or disposition will be made. No notification shall be required to be sent to Borrower with regard to the Agent's disposition of Collateral which is perishable, or which threatens to decline speedily in value or for which notice of disposition is not otherwise required under the Uniform Commercial Code. The Agent or Banks may bid or become purchasers at any public sale, free from any right of redemption, which right is expressly waived. Borrower shall remain liable for any deficiency.

                  d. The Agent's and Banks' reasonable attorneys' fees and legal expenses in the Agent's exercising any of its rights and remedies upon default shall become part of the Agent's reasonable expenses of retaking, holding, preparing for sale and the like.

                  e. Borrower shall make available to the Agent such employees or agents as are necessary to assist the Agent in enforcing its rights in the Collateral.

                  f. With regard to Accounts, Chattel Paper and Instruments, the Agent shall have the following additional rights:

                           i. To enforce, settle, or compromise payment of any Account, Chattel Paper and/or Instruments.

                           ii. To release in whole or in part, any amounts owing on Accounts, Chattel Paper and/or on Instruments.

                           iii. To prosecute any action or proceeding with respect to Accounts, Chattel Paper and/or Instruments in its own name or in the name of Borrower.

                           iv. To extend the time of payment of any or all Accounts, Chattel Paper and/or Instruments.

                           v. To make allowances and adjustments with respect to Accounts, Chattel Paper and/or Instruments.

                           vi. To issue credit in Borrower's or Agent's name.

                           vii. To sell, discount, assign and deliver the Accounts, Chattel Paper and/or Instruments or any part thereof, and any returned, reclaimed or repossessed merchandise or other property held by the Agent or by Borrower for the Agent's account, at public or private sale, at broker's board, for cash, upon credit or otherwise, at the Agent's sole option and discretion.

                           viii. To direct makers, endorsers or guarantors to make payments directly to the Agent.

                           ix. To remove from any Permitted Locations or other real property, any and all documents, agreements, files and records relating to the Accounts, Chattel Paper and/or the Instruments and/or to other Collateral, and to permit the Agent's use of, without cost or expense, such of Borrower's personnel, supplies and space at the Premises as may be reasonably necessary to properly administer and control the Accounts, Chattel Paper and/or the Instruments, or the handling of collection thereon.

                           x. To receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate.

                  g. To endorse and cash checks in its own name or in Borrower's name, pursuant to an irrevocable power of attorney which it hereby grants to the Agent.

         11. No remedy conferred herein, by law, under this Security Agreement, under the Agreement, under the other Documents, or otherwise is intended to be an exclusive remedy. All Agent's remedies are cumulative. Failure by the Agent or Banks to exercise any right, remedy or option under the Agreement, under this Security Agreement or under any other Document, or delay by the Agent or any Bank in exercising the same, shall not operate as a waiver thereof. No waiver by the Agent or any Bank will be effective unless it is confirmed in writing and then only to the extent specifically stated. This Security Agreement cannot be changed, modified or terminated orally. To the extent that the Indebtedness is now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other entity, the Agent and Banks shall have the rights at their sole discretion, to determine which rights, securities, liens, security interest or remedies the Agent or Banks shall at any time pursue, relinquish, subordinate or modify, or take any action with respect thereto without in any way modifying or affecting any of the Agent's or Banks' rights hereunder.

         12. All rights of the Agent and each Bank hereunder shall inure to the benefit of their successors or assigns, and all obligations of Borrower shall bind its successors and assigns.

         13. This Agreement is governed by New York law and may not be changed or terminated orally. Any litigation involving this Security Agreement and/or the Collateral shall, at the Agent's option, be triable only in a court located in Monroe County, New York. BORROWER WAIVES THE RIGHT TO A JURY TRIAL IN ANY LITIGATION INVOLVING BORROWER, THE AGENT or ANY BANK. Borrower waives the right to require the posting of an undertaking in any actions or special proceedings involving Borrower, the Agent or any Bank, including but not limited to an action under Article 71 of the CPLR.


         IN WITNESS WHEREOF, Borrower has executed and unconditionally delivered this Security Agreement to the Agent on April 4, 1997.


                                TRANSMATION, INC.



                                    By: /s/ John A. Misiaszek
                                       --------------------------------
                                            John A. Misiaszek
                                            Vice President

STATE OF NEW YORK          )
COUNTY OF MONROE           )  ss:

         On April 4, 1997 before me personally appeared Robert G. Klimasewski, to me known, who, being by me duly sworn, did depose and say that he resides in Rochester, New York; that he is the PRESIDENT of TRANSMATION, INC., the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; he signed his name thereto by like order.


                                  /s/ W. D. Bay
                                    -----------------------------------
                                             Notary Public

NOTARY SEAL DESCRIPTION
WALTER D. BAY
NOTARY PUBLIC, STATE OF NEW YORK
Qualified in Monroe County
Commission expires
February 3, '98

                               TABLE OF SCHEDULES


* Schedule A                 List of Real Property Owned and Leased by
                             Transmation, Inc. ("Borrower)
* Schedule C                 List of Permitted Liens
* Schedule D                 List of Borrower's Instruments, Documents and Chattel Paper
* Schedule E                 List of Securities Owned by Borrower
* Schedule F                 List of Borrower's Vehicles
* Schedule G                 List of Copyrights, Trademarks, Patents, Etc.


* OMITTED SCHEDULES

UPON WRITTEN REQUEST, THE REGISTRANT WILL PROVIDE COPIES OF ANY OF THE REFERENCED OMITTED SCHEDULES.